Exhibit 99.1

AppLovin Announces First Quarter 2026 Financial Results

PALO ALTO – May 6, 2026 – AppLovin Corporation (NASDAQ: APP) (“AppLovin”), a leading marketing platform, today announced financial results for the quarter ended March 31, 2026 and posted a financial update on its Investor Relations website located at https://investors.applovin.com.

First Quarter 2026 Financial Highlights:

	Quarter Ended March 31,
(In millions, except percentages)	2026	2025	% Change
Revenue	$1,842	$1,159	59%
Net Income	$1,206	$576	109%
Net Income from Continuing Operations	$1,206	$724	67%
Adjusted EBITDA	$1,557	$938	66%

Additional Financial Highlights:

●Net cash from operating activities was $1.3 billion and Free Cash Flow was $1.3 billion for the first quarter 2026.
●Basic and Diluted earnings per share ("EPS") were $3.57 and $3.56, respectively, for the first quarter 2026.
●During the first quarter 2026, we repurchased and withheld 2.2 million shares of our Class A common stock, for a total cost of $1.0 billion1. At the end of 1Q 2026, we had 336 million shares of our Class A and Class B common stock outstanding.
Second Quarter 2026 Financial Guidance Summary2

	2Q26
(In millions, except percentages)	Low	High
Revenue	$1,915	$1,945
Adjusted EBITDA	1,615	1,645
Adjusted EBITDA Margin	84%	85%

1 Includes repurchased shares as well as withholdings upon net share settlement of vested equity awards. Total cost includes repurchase costs, including commissions and fees, as well as cash paid in connection with tax withholding and remittance obligations upon net share settlement.
2 We have not provided the forward-looking GAAP equivalents for forward-looking non-GAAP metrics, specifically Adjusted EBITDA and Adjusted EBITDA margin, or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this press release.

Webcast and Conference Call
AppLovin will host a webinar today at 2:00 PM PT / 5:00 PM ET, during which management will discuss the Company’s first quarter 2026 results and provide commentary on its business performance. A question-and-answer session will follow the prepared remarks.

The webinar may be accessed on the Company’s investor relations website or via webinar registration. A replay of the webinar will also be available under the Events & Presentations section of our Investor Relations website.

About AppLovin
AppLovin makes technologies that help businesses of every size connect to their ideal customers. The company provides end-to-end software and AI solutions for businesses to reach, monetize and grow their global audiences. For more information about AppLovin, visit: www.applovin.com.

Contacts

Investors David Hsiao ir@applovin.com	Press Emelyne Interior press@applovin.com

Source: AppLovin Corp.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “going to,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include our expected financial results and guidance. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, which could cause actual results to differ materially from those projected. These risks include our inability to forecast our business effectively, the macroeconomic environment, fluctuations in our results of operations, our ability to execute on our operational and financial priorities, our ability to scale our business to support new users, the competitive advertising ecosystem, and our inability to adapt to emerging technologies and business models. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP measure can be found below.
We define Adjusted EBITDA for a particular period as net income adjusted for loss from discontinued operations, net of income taxes, interest expense, other income, net (excluding certain recurring items), provision for income taxes, amortization, depreciation and write-offs and as further adjusted for non-operating foreign exchange gain, stock-based compensation, transaction-related expense, restructuring costs (benefits), as well as certain other items that we believe are not reflective of our core operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue for the same period.

We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and principal payments on finance leases. We subtract both purchases of property and equipment and payment of finance leases in our calculation of Free Cash Flow because we believe these items represent our ongoing requirements for property and equipment to support our business, regardless of whether we utilize a finance lease to obtain such property or equipment.

We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and operating performance, as they are similar to measures reported by our public competitors and are regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects.

Adjusted EBITDA and Adjusted EBITDA margin are key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. We believe Adjusted EBITDA and Adjusted EBITDA margin are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. We use Adjusted EBITDA and Adjusted EBITDA margin in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We use Free Cash Flow in addition to GAAP measures to help manage our business and prepare budgets and annual planning, and we believe Free Cash Flow provides useful supplemental information to help investors understand underlying trends in our business and our liquidity.

These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Free Cash Flow reflects cash flows from both of continuing and discontinued operations. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

AppLovin Corporation
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$2,758,671	$2,487,096
Accounts receivable, net	1,958,023	1,819,366
Prepaid expenses and other current assets	130,881	124,330
Total current assets	4,847,575	4,430,792
Property and equipment, net	114,820	122,445
Goodwill	1,523,050	1,539,986
Intangible assets, net	368,996	396,714
Equity method investments	288,669	287,666
Other non-current assets	564,595	482,007
Total assets	$7,707,705	$7,259,610
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$697,524	$746,977
Accrued and other current liabilities	796,858	586,811
Total current liabilities	1,494,382	1,333,788
Long-term debt	3,514,022	3,512,987
Other non-current liabilities	335,818	278,164
Total liabilities	5,344,222	5,124,939
Stockholders’ equity:
Preferred Stock, $0.00003 par value—100,000 shares authorized, no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Class A, Class B, and Class C Common Stock, $0.00003 par value—1,850,000 (Class A 1,500,000, Class B 200,000, Class C 150,000) shares authorized, 336,294 (Class A 306,087, Class B 30,208, Class C nil) and 338,313 (Class A 307,955, Class B 30,358, Class C nil) shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	11	11
Additional paid-in capital	504,342	446,550
Accumulated other comprehensive loss	(67,767)	(46,987)
Retained earnings	1,926,897	1,735,097
Total stockholders’ equity	2,363,483	2,134,671
Total liabilities and stockholders’ equity	$7,707,705	$7,259,610

AppLovin Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended March 31,
	2026	2025
Revenue	$1,842,449	$1,158,974
Costs and expenses:
Cost of revenue	203,632	151,680
Sales and marketing	60,751	59,383
Research and development	94,104	56,406
General and administrative	44,029	51,523
Total costs and expenses	402,516	318,992
Income from operations	1,439,933	839,982
Other income (expense):
Interest expense	(51,159)	(52,888)
Other income, net	42,634	7,512
Total other expense, net	(8,525)	(45,376)
Income before income taxes	1,431,408	794,606
Provision for income taxes	225,795	71,068
Net income from continuing operations	1,205,613	723,538
Loss from discontinued operations, net of income taxes	—	(147,119)
Net income	1,205,613	576,419

Net income (loss) per share attributed to Class A and Class B common stockholders - Basic:
Continuing operations	$3.57	$2.13
Discontinued operations	—	(0.43)
Basic net income per share	$3.57	$1.70

Net income (loss) per share attributed to Class A and Class B common stockholders - Diluted:
Continuing operations	$3.56	$2.10
Discontinued operations	—	(0.43)
Diluted net income per share	$3.56	$1.67

Weighted-average common shares used to compute net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	337,399	339,837
Diluted	338,729	344,878

AppLovin Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Quarter Ended March 31,
	2026	2025
Operating Activities
Net income	$1,205,613	$576,419
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization, depreciation and write-offs	33,665	79,887
Goodwill impairment	—	188,943
Stock-based compensation, excluding cash-settled awards	83,372	61,281
Other	(16,478)	8,086
Changes in operating assets and liabilities:
Accounts receivable	(138,098)	(167,382)
Prepaid expenses and other assets	(9,827)	(51,861)
Accounts payable	(49,556)	32,545
Accrued and other liabilities	182,702	103,794
Net cash provided by operating activities	1,291,393	831,712
Investing Activities
Purchase of non-marketable equity securities	—	(18,678)
Other investing activities	(5,247)	(3,986)
Net cash used in investing activities	(5,247)	(22,664)
Financing Activities
Repurchases of common stock	(981,723)	(1,000,911)
Payment of withholding taxes related to net share settlement	(26,874)	(185,667)
Payments of licensed asset obligation	—	(13,532)
Proceeds from issuance of debt	—	200,000
Other financing activities	(3,635)	(2,107)
Net cash used in financing activities	(1,012,232)	(1,002,217)
Effect of foreign exchange rate on cash and cash equivalents	(2,339)	2,782
Net increase (decrease) in cash and cash equivalents, including cash from discontinued operations	271,575	(190,387)
Less: net decrease in cash from discontinued operations	—	(35,873)
Net increase (decrease) in cash and cash equivalents	271,575	(154,514)
Cash and cash equivalents at beginning of the period	2,487,096	697,030
Cash and cash equivalents at end of the period	$2,758,671	$542,516

AppLovin Corporation
Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow
(In thousands)

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow for the periods presented:

	Quarter Ended March 31,
	2026	2025
Net cash provided by operating activities	1,291,393	831,712
Less:
Purchase of property and equipment	(413)	(138)
Principal payments of finance leases	(4,232)	(5,843)
Free Cash Flow	$1,286,748	$825,731
Net cash used in investing activities	$(5,247)	$(22,664)
Net cash used in financing activities	$(1,012,232)	$(1,002,217)

AppLovin Corporation
Reconciliation of Net Income to Adjusted EBITDA
(In thousands, except percentages)

The following table provides our Adjusted EBITDA and Adjusted EBITDA Margin and a reconciliation of Net Income to Adjusted EBITDA for the periods presented:

	Quarter Ended March 31,
	2026	2025
Revenue	$1,842,449	$1,158,974
Net income	1,205,613	576,419
Net margin	65%	50%
Loss from discontinued operations, net of income taxes	—	147,119
Net income from continuing operations	1,205,613	723,538
Net margin from continuing operations	65%	62%
Adjusted as follows:
Interest expense	51,159	52,888
Other income, net	(41,360)	(8,644)
Provision for income taxes	225,795	71,068
Amortization, depreciation and write-offs	33,665	31,946
Non-operating foreign exchange gain	(1,266)	(320)
Stock-based compensation	83,469	59,115
Transaction-related expense[1]	(49)	4,583
Restructuring costs (benefits)[1]	(107)	3,598
Adjusted EBITDA	$1,556,919	$937,772
Adjusted EBITDA margin	85%	81%

1 Negative amount reflects a reversal of amounts expensed in prior periods